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                                                                      EXHIBIT 15




November 11, 1998
The Stockholders and Board of Directors
First Data Corporation


We are aware of the incorporation by reference in the Registration Statements (Forms S-8 No. 33-47234, No. 33-48578, No. 33-82826, No. 33-87338, No. 33-90992,
No. 33-62921, No. 33-98724, No. 33-99882, No. 333-9017, No. 333-9031 and No.
333-28857, Forms S-3 No. 333-4012, No. 333-24667, and Form S-4 No. 333-15497) of
First Data Corporation of our reports dated May 7, 1998 and November 11, 1998 relating to the unaudited consolidated interim financial statements of First Data Corporation which are included in its Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




                                             Ernst & Young LLP